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                                                                EXHIBIT 10(X)


                      DIAGNOSTIC DISTRIBUTORSHIP AGREEMENT

     This Agreement, entered into on this 20th day of September, 1996, by and between:

                            ORION DIAGNOSTICA, INC.
                                  P.O. Box 218
                           Somerset, New Jersey 08875

a corporation organized under the laws of the State of New York hereinafter referred to as SUPPLIER; and

                               NEOGEN CORPORATION
                                620 Lesher Place
                               Lansing, MI  48912
                                      USA

hereinafter referred to as DISTRIBUTOR.

                              W I T N E S S E T H

     WHEREAS, SUPPLIER manufactures foodborne bacteria diagnostic products and desires to sell its products through a distributor; and
     WHEREAS, DISTRIBUTOR desires to purchase the SUPPLIER'S foodborne bacteria diagnostic products for resale to end users; and
     WHEREAS, the parties desire to enter into a distributorship agreement governing their relationship;

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   PRODUCT

     1.1 Products: The products covered by this Agreement are those products and accessories set forth and attached hereto in Exhibit A ("Products"), together with the parts and components necessary for the repair and replacement thereof.

     Exhibit A may be amended from time to time by mutual written consent of the parties.

     1.2 Product Modifications: SUPPLIER shall make available for sale to DISTRIBUTOR any improved or updated version of the products by notice to DISTRIBUTOR (which notice shall include all of the same type of information and level of detail as set forth on Exhibit A hereto, proposed manufacturing and delivery

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schedules, proposed pricing and minimum annual volumes and, to the extent available, working prototypes, clinical data, and documented test results). DISTRIBUTOR shall have sixty (60) days from the receipt of such notice to notify SUPPLIER that it has accepted such product modification as a product subject to the terms and conditions hereof. If DISTRIBUTOR fails to so accept the product modification, SUPPLIER shall not be bound by the terms of this agreement with respect to such product modification, and SUPPLIER shall be free to sell the product modification, without limitation of prices and quantities with respect to which the prices are equal or greater to those proposed to DISTRIBUTOR for the quantities involved in such sales, but not at lesser prices unless SUPPLIER re-offers such product modification, to DISTRIBUTOR at such price pursuant to the terms hereof and DISTRIBUTOR fails to so accept such product modification, at such price.

     1.3 Shelf Life: SUPPLIER represents and warrants that all products with a limited shelf life will have a minimum four and one-half (4-1/2) months remaining shelf life at date of shipment.

2.   DISTRIBUTORSHIP AND TERRITORY

     2.1 Exclusivity: SUPPLIER hereby grants to DISTRIBUTOR, and DISTRIBUTOR accepts, the non-exclusive right for three (3) months after execution of this agreement and the exclusive right thereafter to sell, distribute, and service the products in the food and industrial market for the term of and pursuant to the conditions of this agreement.

     2.2 Territory: The territory in which the DISTRIBUTOR has the exclusive right to sell and distribute shall be the United States. Distributor shall also have non-exclusive rights to distribute Products in Canada and South and Central America, in countries mutually agreed upon in writing.

3.   ORDERS; VOLUME

     3.1 Orders: DISTRIBUTOR shall make purchases by submitting firm purchase orders to SUPPLIER.

     3.2 Volume: DISTRIBUTOR'S twelve (12) month projected purchase volume is ________________ tests. DISTRIBUTOR agrees to purchase and SUPPLIER agrees to supply and ship products at a rate consistent with this projected volume.

4.   SHIPPING AND DELIVERY

     4.1 Shipping: SUPPLIER shall ship all products F.O.B. Somerset, New Jersey. SUPPLIER will ship all Products for which it has received a firm purchase order within thirty (30) days of order receipt. The parties agree that time is of the essence regarding delivery of Products.



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5.   PRICE AND PAYMENT TERMS

     5.1(a) Initial Price: The initial price for the products shall be as set forth on Exhibit A attached hereto and made a part hereof, and shall remain in effect for at least one (1) year from the date hereof. Such prices and any subsequent prices shall not exceed prices offered by SUPPLIER to any other distributor or purchaser for similar quantities of the products sold on no less favorable terms and conditions, and DISTRIBUTOR shall enjoy the benefits of any discounts that SUPPLIER offers to its other customers for prompt payment or otherwise.

     5.1(b) Subsequent Prices: No less than ninety (90) days prior to the end of the one (1) year period described above for any product (and each subsequent such period), SUPPLIER and DISTRIBUTOR agree to meet and to negotiate in good faith the prices for the product for the succeeding one (1) year period. If the parties are unable to reach an agreement prior to the commencement of the subsequent one (1) year period, the price for the product shall be the prices then currently in effect. However, once agreement is reached on a new price, all units purchased during the subsequent one (1) year period will be re-invoiced at the agreed upon price. The price negotiations between the parties shall take into consideration the current market conditions effecting the sale of the products and the rate of inflation as determined in reference to the United States Department of Labor, Bureau of Labor Statistics, Producer Price Index, and the exchange rate between the U.S. and Finland currencies. Those components relating to the allocation or re-allocation of overhead, overtime (whether authorized or not), debt service due to refinancing of plant and equipment, and any other items of cost or expense not directly related to the production of the products shall be excluded from the negotiations of the products' prices.

     5.2 Payment Terms: Payment terms shall be full amount due 30 days from date of invoice.

6.   PACKAGING

     6.1 Packaging: SUPPLIER will supply products in sizes and packaging configurations corresponding to those set forth in Exhibit A. SUPPLIER will print lot numbers conspicuously on both outer shipping cartons and on inner packs. SUPPLIER will print expiration date conspicuously on both outer shipping cartons and on inner units of dated products.

7.   TERMS AND TERMINATION

     7.1 Terms: The term of this Agreement shall be for three (3) years, commencing on date first shown on page one of this Agreement. The term with respect to each product shall automatically renew for additional periods of one
(1) year each unless either party shall notify the other to the contrary by the date ninety (90) days prior to the end of the initial term or ninety (90) days prior to the end of any renewal term with respect to such product or until such later date as the parties may otherwise


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agree in writing.

     7.2 Termination: Notwithstanding the foregoing, this Agreement may be terminated for cause at any time as follows:

      a. In the event of default or material breach of the terms of this Agreement by either party, written notice may be given to the defaulting party. Thereafter, the defaulting party shall have thirty (30) days to cure said breach. In the event that said breach has not been cured within said thirty (30) day period, this Agreement shall terminate on the thirtieth (30th) day following the notice of default.

      b. In the event of nationalization, expropriation, liquidation or bankruptcy of, or an assignment for the benefit of creditors of, or a declaration of insolvency by, either party.

      c. Notwithstanding the Term specified in Section 7.1 above, Supplier shall have the right to terminate or convert this agreement to a non-exclusive agreement upon prior written notice within thirty
           (30) days after the first anniversary date of this agreement if purchases do not equal or exceed 4,000 boxes for the first year; or within thirty (30) days after the second anniversary if purchases do not equal or exceed 8,000 boxes for the second year.

8.   WARRANTIES, INDEMNITY, AND RECALL

     8.1 Warranties: SUPPLIER warrants that the Products will conform to the specifications set forth in product literature and Exhibit A and that they will be merchantable and fit for their intended purpose.

     8.2 Indemnity: SUPPLIER will indemnify and hold DISTRIBUTOR harmless from any and all claims, actions, costs, expenses or damages, including attorney's fees and expenses, resulting from any actual or alleged patent infringement in the use or sale of the products. Warranties otherwise arising in connection with the sale or use of the products where such liability results from the act or omission of SUPPLIER shall be limited to the free replacement of the product(s) in question. Such indemnity shall not apply if claims arise solely as a result of the DISTRIBUTOR'S making representations about the Products which are inconsistent with the warranties and representations of the SUPPLIER.

     8.3 Recall: In the event of a confirmed Product failure, or a recall ordered by a government agency, SUPPLIER agrees to reimburse DISTRIBUTOR for all recall Products including shipping.



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9.   TRADEMARKS

     9.1 Trademark License: SUPPLIER hereby reserves the exclusive right to SUPPLIER'S trademarks.

10.  MISCELLANEOUS

     10.1 Force Majeure: No failure or omission by the parties hereto in the performance of any obligations of this Agreement shall be deemed a breach of this Agreement nor create any liability if the same shall arise from any cause or causes beyond the control of the parties, including, but not limited to, the following, which, for the purpose of this Agreement shall be regarded as beyond the control of the parties in question: act of God, acts or omissions of any government or any rules, regulations or orders of any governmental authority or any officer, department, agency or instrumentality thereof; fire, storm, flood, earthquake, insurrection, riot, invasion or strikes. The affected party shall use its best efforts to remedy the effects of such force majeure. Any force majeures shall not excuse performance by the party, but shall postpone performance, unless such force majeure continues more than ninety (90) days.
In such event, the other party may cancel its obligations hereunder.

     10.2 Assignment: Neither party may assign this Agreement without the prior written consent of the other party.

     10.3 Notices: Any notice required or permitted to be given under the terms of this Agreement shall be in writing, shall be given manually or by mail or telegram.

     10.4 Entire Agreement: This Agreement, including exhibits constitutes the entire Agreement between the parties relating to the subject matter hereof and cancels and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

     10.5 Modifications, Waiver: This Agreement may not be modified orally and no modification or any claimed waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom enforcement of such modification or waiver is sought.

     10.6 Relationship of the Parties: This Agreement does not constitute either party the agent or legal representative of the other for any purpose whatsoever.

     10.7 This Agreement shall be construed and enforced in accordance with the Laws of the State of Michigan, USA.



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     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives:


        SUPPLIER                              DISTRIBUTOR


        By:____________________________  By:___________________________


        Title:_________________________  Title:________________________


        Date:__________________________  Date:_________________________





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                                   EXHIBIT A




                              PACKAGE                    PRICE TO
PRODUCT                      CONFIGURATION                  DISTRIBUTOR*
-------                      -------------               ---------------



























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*Prices are FOB Somerset, New Jersey, USA.
 Funds to be paid in currency of the United States






















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